As filed with the Securities and Exchange Commission on December 12, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

BANCO LATINOAMERICANO DE COMERCIO EXTERIOR, S.A.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Torre V, Business Park,

Avenida La Rotonda, Urb. Costa del Este,

P.O. Box 0819-08730

Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

2008 STOCK INCENTIVE PLAN (as amended and restated April 15, 2012)

(Full title of the plan)

Pedro Toll

Banco Latinoamericano de Comercio Exterior, S.A.

370 Lexington Avenue, 5th Floor, Suite 500

New York, New York 10017

(Name and address of agent for service)

(212) 754-9191

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer
☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class E Common Stock, no par value	3,000,000	(3)	$20.86	$62,580,000	$8,535.91

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the registrant which become issuable under the 2008 Stock Incentive Plan (as amended and restated April 15, 2012) being registered pursuant to this Registration Statement by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based on the average of the high and low prices of registrant’s Class E Common Stock as reported on the New York Stock Exchange on December 10, 2012.
(3)	Consists of Class E Common Stock awarded or that may be awarded under the registrant’s 2008 Stock Incentive Plan (as amended and restated April 15, 2012, the “Stock Plan”) and represents shares available for future grants, shares underlying outstanding options granted, and shares subject to resale issued under the Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in the 2008 Stock Incentive Plan (as amended and restated April 15, 2012, the “Stock Plan”) as may be required by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The document(s) containing the information specified in this Part I of Form S-8 will be sent or given to each non-employee director of our company, each non-employee officer or “dignatario” of our company and each employee (including without limitation an officer or “dignatario”) of our company who has been awarded shares of our Class E common stock, or Class E shares, or options to acquire Class E shares, under the Stock Plan, as specified in the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act. These documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available without charge, upon written or oral requests, pursuant to Rule 428 (b) to the following address Torre V, Business Park, Avenida La Rotonda, Urb. Costa del Este, Panama City, Republic of Panama, attention to Christopher Schech.

PART II

Item 3.  Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this Registration Statement.  This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  The information incorporated by reference is considered to be part of this Registration Statement, and certain later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents (except to the extent the information in such documents is furnished, unless specified otherwise below):

(a)	our annual report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on April 27, 2012;

(b)	our current reports on Form 6-K, furnished with the SEC on April 24, 2012, July 30, 2012, October 19, 2012, and October 24, 2012; and

(c)	the description of our company’s capital stock included in its Registration Statement on Form 8-A (File No. 00111414) under the Securities Exchange Act, as amended (the “Exchange Act”) filed with the SEC on September 21, 1992, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by our company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained hereby modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Our Board of Directors and stockholders have adopted resolutions requiring us to indemnify any officer or director of our company against expenses and liabilities incurred by such director or officer in connection with any action, suit or proceeding brought by reason of his or her capacity as such, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company and, with respect to any criminal action or proceeding, if such director or officer had no reason to believe his or her conduct was unlawful.  Our company has obtained liability insurance on behalf of its directors and officers against any liability asserted against them in their capacity as such, whether or not the company would have power to indemnify them against such liability.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

The following documents are filed with or incorporated by reference in this Registration Statement.

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on June 26, 2009)

3.2	By-Laws (incorporated by reference to Exhibit 1.2 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on June 11, 2010)

4.1	Banco Latinoamericano de Comercio Exterior, S.A. (formerly Banco Latinoamericano de Exportaciones, S.A.) 2008 Stock Incentive Plan (as amended and restated on April 15, 2012)*

5.1	Opinion of Arias, Fábrega y Fábrega, including the consent of such firm*

23.1	Consent of Deloitte Inc.*

23.2	Consent of Arias, Fábrega y Fábrega (contained in the opinion of counsel filed as Exhibit 5.1)*

24.1	Power of Attorney (included on signature pages hereof)

*	Filed herewith.

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama City, Republic of Panama, on this December 12, of 2012.

BANCO LATINOAMERICANO DE COMERCIO EXTERIOR, S.A.

By: /s/ Rubens V. Amaral, Jr.

Rubens V. Amaral, Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rubens V. Amaral, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)

/s/ Maria da Graça França
Maria da Graça França	Director	December 12, 2012

/s/ Guillermo Guémez García
Guillermo Guémez García	Director	December 12, 2012

/s/ Esteban Alejandro Acerbo
Esteban Alejandro Acerbo	Director	December 12, 2012

/s/ Manuel Sánchez González
Manuel Sánchez González	Director	December 12, 2012

/s/ Mario Covo
Mario Covo	Director	December 12, 2012

/s/ Herminio Blanco
Herminio Blanco	Director	December 12, 2012

/s/ William D. Hayes
William D. Hayes	Director	December 12, 2012

/s/ João Carlos de Nóbrega Pecego
João Carlos de Nóbrega Pecego	Director	December 12, 2012

/s/ Gonzalo Menéndez Duque
Gonzalo Menéndez Duque	Chairman of the Board of Directors	December 12, 2012

/s/ Rubens V. Amaral, Jr.
Rubens V. Amaral, Jr.	Director and Chief Executive Officer	December 12, 2012

(Signature)	(Title)	(Date)

/s/ Ulysses Marciano	Executive Vice President -
Ulysses Marciano	Chief Commercial Officer	December 12, 2012

/s/ Miguel Moreno
Miguel Moreno	Chief Operations Officer	December 12, 2012

/s/ Gregory D. Testerman	Executive Vice President -
Gregory D. Testerman	Treasury and Capital Markets	December 12, 2012

/s/ Christopher Schech	Executive Vice President -
Christopher Schech	Chief Financial Officer	December 12, 2012

/s/ Daniel Otero	Executive Vice President -
Daniel Otero	Chief Risk Officer	December 12, 2012

/s/ Gustavo Díaz
Gustavo Díaz	Senior Vice President - Audit	December 12, 2012

/s/ Julio Aguirre
Julio Aguirre	Senior Vice President – Head of Compliance	December 12, 2012

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Banco Latinoamericano de Comercio Exterior, S.A. 2008 Stock Incentive Plan (as amended and restated April 15, 2012) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama City, Republic of Panama, on this December 12, of 2012.

BANCO LATINOAMERICANO DE COMERCIO EXTERIOR, S.A.
2008 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED ON APRIL 25, 2012)

By: /s/ Rubens V. Amaral, Jr.

Rubens V. Amaral, Jr.
Chief Executive Officer

Exhibit List

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on June 26, 2009)

3.2	By-Laws (incorporated by reference to Exhibit 1.2 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on June 11, 2010)

4.1	Banco Latinoamericano de Comercio Exterior, S.A. (formerly Banco Latinoamericano de Exportaciones, S.A.) 2008 Stock Incentive Plan (as amended and restated on April 15, 2012)*

5.1	Opinion of Arias, Fábrega y Fábrega, including the consent of such firm*

23.1	Consent of Deloitte Inc.*

23.2	Consent of Arias, Fábrega y Fábrega (contained in the opinion of counsel filed as Exhibit 5.1)*

24.1	Power of Attorney (included on signature pages hereof)

*	Filed herewith.